UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
April 7, 2006
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry Into a Material Definitive Agreement
     On April 7, 2006, Centra Financial Holdings, Inc. and Smithfield State Bank of Smithfield, Pennsylvania entered into an Agreement and Plan of Merger whereby Smithfield would become a subsidiary of Centra and shareholders of Smithfield would receive cash from Centra in the amount of $40 per share. The merger will be accounted for as a purchase and is expected to close in the second quarter of 2006. The agreement has been approved by the boards of directors of Centra and Smithfield. However, it is subject to certain other conditions, including approval by Smithfield’s shareholders and approval of regulatory authorities.
     The above description does not purport to be a complete statement of the parties’ rights and obligations under the agreement and is qualified in its entirety by reference to the Agreement which agreement is incorporated by reference and is attached hereto as Exhibit 10.20.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c ) Exhibits
          10.20 Agreement and Plan of Merger dated April 7, 2006, by and between Centra Financial Holdings, Inc. and Smithfield State Bank of Smithfield, Pa.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centra Financial Holdings, Inc.
By	/s/ Douglas J. Leech

Douglas J. Leech, President and
Chief Executive Officer

April 7, 2006

3